Exhibit 8(a)(6)

                      STATE STREET BANK AND TRUST COMPANY

                             CUSTODIAN FEE SCHEDULE

                            SCUDDER COMPLEX OF FUNDS
                           (As listed in Schedule A)


I.   ADMINISTRATION
     --------------

     CUSTODY SERVICE
     ---------------

     Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions in local and base currency. Withhold foreign taxes. File foreign tax reclaims. Monitor corporate actions. Report portfolio positions.

     A.   DOMESTIC ASSETS
          ---------------

          First $10 Billion        .60 Basis Points
          Second $10 Billion       .55 Basis Points
          Third $10 Billion        .50 Basis Points
          Fourth $10 Billion       .40 Basis Points
          Over $40 Billion         .30 Basis Points

     A minimum charge of $6,000 annually will be applied to new funds which do not reach $100mm within one year from inception. This minimum charge would begin in the 13th month.

B.   GLOBAL ASSETS
     -------------

Country Grouping
----------------
Group A        Group B        Group C        Group D        Group E        Group F        Group G
-------        -------        -------        -------        -------        -------        -------
Euroclear      Austria        Australia      Denmark        Portugal       Indonesia      Argentina
Japan          Canada         Belgium        Finland        Spain          Malaysia       Bangladesh
               Germany        Hong Kong      France                        Philippines    Brazil
                              Netherlands    Ireland                       South Korea    Chile
                              New Zealand    Italy                         Sri Lanka      China
                              Singapore      Luxembourg                    Sweden         Columbia
                              Switzerland    Mexico                        Taiwan         Cypress
                                             Norway                                       Greece
                                             Thailand                                     Hungary
                                             U.K.                                         India
                                                                                          Israel
                                                                                          Pakistan
                                                                                          Peru
                                                                                          Turkey
                                                                                          Uruguay
                                                                                          Venezuela

Holding Charges in Basis Points (Annual Fee)
--------------------------------------------

Group A   Group B   Group C   Group D   Group E   Group F   Group G
-------   -------   -------   -------   -------   -------   -------
  3.5       5.0       6.0       8.0       20.0      25.0      40.0

II.  PORTFOLIO TRADES - FOR EACH LINE ITEM PROCESSED
     -----------------------------------------------

     State Street Bank Repos                        $ 7.00

     DTC or Fed Book Entry                          $l2.00

     New York Physical Settlements                  $25.00

     PTC Purchase, Sale Deposit or Withdrawal       $16.00

     Global Trades

 Group A & B      Group C        Group D      Group E & F      Group G
 -----------      -------        -------     ------------      -------
     $25            $40            $50            $70           $150

III. OPTIONS
     -------

     Option charge for each option written or       $25.00
     closing contract, per issue, per broker

     Option expiration charge, per issue, per       $15.00
     broker

     Option exercised charge, per issue, per        $15.00
     broker

IV.  SPECIAL SERVICES
     ----------------

     Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for tax accounting/recordkeeping for options, financial futures, and other special items will be negotiated separately.

V.   EARNINGS CREDIT
     ---------------

     A balance credit equal to 75% of the 90 day CD rate in effect the last business day of each month will be applied to the Custodian Demand Deposit Account balance of each fund, net of check redemption service overdrafts, on a pro-rated basis against the fund's custodian fee, excluding out-of-pocket expenses. The balance credit will be cumulative and carried forward each month. Any excess credit remaining at year-end (December 31) will not be carried forward.

VI.  OUT-OF-POCKET EXPENSES
     ----------------------

     A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

     Telephone                                    Transfer Fees
     Wire Charges ($5.00 per wire in and          Sub-custodian Charges
        $5.25 out)                                Price Waterhouse Audit Letter
     Postage and Insurance                        Federal Reserve Fee for Return
     Courier Service                                Check items over $2,500
     Duplicating                                    --$4.25 each
     Legal Fees                                   GNMA Transfer--$15.00 each
     Supplies Related to Fund Records             Stamp Duties
     Rush Transfer--$8.00 each                    Registration Fees



SCUDDER COMPLEX OF FUNDS
(as listed in Schedule A)                    STATE STREET BANK & TRUST COMPANY
By: /s/ Pamela A. McGrath                    By:       /s/Michael L. Williams
Title: Treasurer and Vice President          Title:    Vice President
Date:  August 1, 1994                        Date:     July 27, 1994

                            Scudder Complex of Funds
                                   Schedule A

                                                       Estimated
          Fund                                         Effective Date
          ----                                         --------------
          Scudder California Tax Free                  8/1/94
          Scudder Cash Investment Trust                8/1/94
          Scudder U.S. Treasury Money                  8/1/94
          Scudder Limited Term Tax Free                8/1/94
          Scudder Mass Limited Term Tax Free           8/1/94
          SFI Managed Cash                             8/1/94
          SFI Managed Federal Securities               8/1/94
          SFI Managed Government Securities            8/1/94
          SIFI Cash                                    8/1/94
          SIFI Federal                                 8/1/94
          SIFI Government                              8/1/94
          Scudder Variable Life Balanced               8/1/94
          Scudder Variable Life Growth & Income        8/1/94
          Scudder Variable Life Capital Growth         8/1/94
          Scudder Variable Life International          8/1/94
          Scudder Variable Life Bond                   8/1/94
          Scudder Variable Life Money Market           8/1/94
          SFI Managed Tax Free                         8/15/94
          SIFI Tax Free                                8/15/94
          Scudder California Tax Free Money            9/15/94
          Scudder Growth & Income                      9/15/94
          SFI Managed Intermediate Government          9/15/94
          Scudder Tax Free Money Fund                  9/15/94
          Scudder New York Tax Free Money              9/15/94
          Scudder Ohio Tax Free                        10/1/94
          Scudder Pennsylvania Tax Free                10/1/94
          Scudder GNMA                                 10/1/94
          Scudder Massachusetts Tax Free               10/1/94
          Scudder New York Tax Free                    10/1/94
          Scudder Capital Growth                       10/1/94
          Scudder Value                                10/1/94
          Scudder Quality Growth                       10/1/94
          Scudder Medium Term Tax Free                 10/1/94
          Scudder Zero Coupon 2000                     10/1/94
          Scudder High Yield Tax Free                  10/15/94
          Scudder Managed Municipal Bond               10/15/94
          Scudder Balanced                             11/1/94
          Scudder Income                               11/1/94
          Scudder Global Fund                          1/1/95
          Scudder Gold                                 1/1/95
          Short Term Bond                              1/1/95
          AARP Balanced Stock & Bond                   3/1/95
          AARP Capital Growth                          3/1/95
          AARP GNMA                                    3/1/95
          AARP Growth & Income                         3/1/95
          AARP High Quality Bond                       3/1/95
          AARP High Quality Money                      3/1/95
          AARP HQ Tax Free Money                       3/1/95
          AARP Ins TF General Bond                     3/1/95
          First Iberian                                4/1/95